STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

October 9, 2009

Job Number: C20091009-0325
Reference Number: 00002446821-97
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080624113-67	Articles of Incorporation	5 Pages/1 Copies
20080791706-60	Merge In	6 Pages/1 Copies
20090488264-03	Stock Split	1 Pages/1 Copies
20090550573-76	Initial List	1 Pages/1 Copies
20090641748-11	Certificate of Designation	8 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20091009-0325
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080624113-67
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 09/19/2008 7:18 AM
	Entity Number E0598372008-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: China Changjiang Mining & New Energy Co., Ltd.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Silver Shield Services, Inc.
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

2840 Hwy 95Alt S #7 — Silver Springs, Nevada 89429
Street Address — City — Zip Code

PO Box 3540 — Silver Springs, Nevada 89429
Mailing Address (if different from street address) — City — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 300,000,000 — Par value per share: $ .001 — Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Chen Wei Dong (Name)
Fifth Floor, High-Tech Mansion, Gaoxin Rd (Street Address) — Xi'An (City) — CH (State) — 710075 (Zip Code)

2) WANG SHENG LI (Name)
Fifth Floor, High-Tech Mansion, Gaoxin Rd (Street Address) — Xi'An (City) — CH (State) — 710075 (Zip Code)

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: any lawful purpose

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Charles W. Barkley (Name) — X [signature] (Incorporator Signature)
6201 Fairview Road, Suite 200 (Address) — Charlotte (City) — NC (State) — 28210 (Zip Code)

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] — 9/19/08
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Ross Miller
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

ARTICLES OF INCORPORATION

(Pursuant to NRS 78)

Pursuant to the general business laws of Nevada Revised Statutes 78, the undersigned, being an adult person, submits these Articles of Incorporation for the purpose of forming a for profit corporation.

NAME. The name of the corporation is **China Changjiang Mining & New Energy Co., Ltd.**

REGISTERED AGENT AND ADDRESS. The initial registered agent and the initial registered address of the Company is:

Silver Shield Services, Inc., 2840 Hwy 95 Alt. S #7, Silver Springs, Nevada 89429

SHARES

The maximum number of shares of capital stock which this Corporation shall have authority to issue is:

Two Hundred Fifty Million (250,000,000) shares of Common Stock, $.001 par value, and Fifty Million (50,000,000) shares of Preferred Stock at $.001 par value.

The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common Stock - General Provisions. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Common Stock - Other Provisions.

(a) Voting Rights. The shares of Common Stock shall have the following voting rights:

(1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

(b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

COMPROMISES WITH CREDITORS.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of

equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Nevada Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Nevada Code order a meeting of the creditors or class of creditors, and or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

AMENDMENTS TO BYLAWS

The power to amend the bylaws is reserved to the Board of Directors and the Board of Directors shall have full power to amend the bylaws as they deem fit, from time to time, without necessity of shareholder vote or approval.

REMOVAL OF ENTIRE BOARD OF DIRECTORS

The entire board of directors may not be removed by shareholder action. No more then two directors may be replaced at any single shareholder meeting except to fill empty seats on the board. The terms of the board members may be staggered if so set forth in the Bylaws of the Company.

ACTION WITHOUT MEETING

Except when prohibited by Nevada law, the corporation can take any lawful action without a meeting of the Board of Directors or shareholders if such action is taken by a majority of the Board of Directors or a majority in interest of the shareholders entitled to vote.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER REPRESENTATIVES.

Limitation of Personal Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Nevada Revised Statutes, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Nevada is amended after the date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, judgments, fines, amounts paid in settlement, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any by-laws, agreements, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

NAMES AND ADDRESSES OF BOARD OF DIRECTORS. The following person, a natural person at least 18 years of age shall be the initial director:

Chen Wei Dong
Fifth Floor, High-Tech Mansion, Gaoxin Road,
Hi-Tech Zone,
Xian City, Shaanxi Province, China 710075

NAME, ADDRESS AND SIGNATURE OF INCORPORATOR. The name and address of each incorporator is:

Charles Barkley
6201 Fairview Road, Suite 200
Charlotte, NC 28210

Signatures:

Charles Barkley, Incorporator

Signed this date: **2007-9-19**

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT:

I hereby accept appointment as Registered Agent for the above named corporation.

9/19/08

Authorized Signature of R. A. or On Behalf of R. A. Company **Date**

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Filed in the office of	Document Number 20080791706-60
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/04/2008 3:41 PM
	Entity Number E0598372008-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
Name of merging entity

Delaware — Jurisdiction
Profit Corporation — Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

and,

CHINA CHANGJIANG MINING & NEW ENERGY CO., LTD.
Name of surviving entity

Nevada — Jurisdiction
Profit Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):**

Attn: China Changjiang Mining & New Energy Co., LTD

c/o: Charles Barkley
6201 Fairview Road, Suite 200
Charlotte, NC 28210

3) **(Choose one)**

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) **Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):**

(a) **Owner's approval was not required from**

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

North American Gaming and Entertainment Corporation a Delaware Corporation
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

CHINA CHANGJIANG MINING & NEW ENERGY CO., LTD. a Nevada Corporation
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT | **ABOVE SPACE IS FOR OFFICE USE ONLY**

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
Name of merging entity

X______________________ President 12-01-08
Signature **Title** **Date**

Name of merging entity

X______________________
Signature **Title** **Date**

Name of merging entity

X______________________
Signature **Title** **Date**

Name of merging entity

X______________________
Signature **Title** **Date**

CHINA CHANGJIANG MINING & NEW ENERGY CO., LTD.
Name of surviving entity

X______________________ President 12-01-08
Signature **Title** **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20090488264-03
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/17/2009 10:30 AM
	Entity Number E0598372008-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

China Changjiang Mining & New Energy Co., Ltd.

2. **The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.**

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
Three Hundred Million (300,000,000) Shares, $0.001 par value, Two Hundred Fifty Million (250,000,000) Shares of Common Stock, $0.001 par value, and Fifty Million (50,000,000) Shares of Preferred Stock, $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
One Hundred-Ten Million (110,000,000) Shares, $0.001 par value, One Hundred Million (100,000,000) Shares of Common Stock, $0.001 par value, and Ten Million (10,000,000) Shares of Preferred Stock, $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One Share for One Share of Each Class

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
None

7. Effective date of filing. (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Title President

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT OF

FILE NUMBER

CHINA CHANGJIANG MINING & NEW ENERGY CO., LTD. | E0598372008-6

(Name of Corporation)

FOR THE FILING PERIOD OF 9/2008 TO 9/2009

The corporation's duly appointed registered agent in the State of Nevada upon whom process can be served is:

SILVER SHIELD SERVICES, INC. (Commercial Registered Agent)
2840 HWY 95 ALT S #7
SILVER SPRINGS, NV 89429 USA

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR REGISTERED AGENT INFORMATION

Filed in the office of	Document Number
	20090550573-76
Ross Miller	Filing Date and Time
Secretary of State	07/16/2009 10:58 AM
State of Nevada	Entity Number
	E0598372008-6

(This document was filed electronically.)

THE ABOVE SPACE IS FOR OFFICE USE ONLY

Important: Read instructions before completing and returning this form.

1. Print or type names and addresses either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an officer sign the form. *FORM WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the last day of first month following the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
CHEN WEI DONG	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**ST**	**ZIP**
FIFTH FLOOR HIGH-TECH MANSION, GAOXIN ROAD, HI TECH ZONE , PRC	XI'AN SHAANXI		710075
NAME	**TITLE(S)**		
CHEN WEI DONG	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**ST**	**ZIP**
FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD, HI-TECH ZONE , PRC	ZI'AU SHAANXI		710075
NAME	**TITLE(S)**		
XU WEI	TREASURER (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**ST**	**ZIP**
FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD, HI-TECH ZONE , PRC	ZI'AN SHAANXI		710075
NAME	**TITLE(S)**		
CHEN WEI DONG	DIRECTOR		
ADDRESS	**CITY**	**ST**	**ZIP**
FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD, HI-TECH ZONE , PRC	ZI'AN SHAANXI		710075

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer CHEN WEI DONG Title PRESIDENT Date 7/16/2009 10:57:35 AM

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090641748-11
	Filing Date and Time 08/24/2009 7:32 AM
	Entity Number E0598372008-6

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

China Changjiang Mining & New Energy Co., Ltd.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Designation and Amount. There shall be a series of Preferred Stock of the Company which shall be designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), having a par value of $0.001 per share and a preference upon liquidation as specified in the attached Designation. The number of shares constituting the Series C Preferred Stock shall be 500,000. Each share shall have voting rights equal to 1,218 shares of common voting stock. Each issued and outstanding share of Series C Preferred Stock shall automatically convert upon the filing by the Company and clearing a 10b-17 with the NASD and implementing a one-for-ten reverse stock split. The "Conversion Rate" shall initially be equal to 1,218 shares of Common Stock for each share of Series C Preferred Stock.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Certificate of Designations, Rights and Preferences of

Series C Convertible Preferred Stock

of

China Changjiang Mining & New Energy Co., Ltd.

It is certified that:

A. The name of the company is **China Changjiang Mining & New Energy Co., Ltd.**, a Nevada corporation (hereinafter the "**Company**").

B. The Certificate of Incorporation of the Company, as amended, authorizes the issuance of 10,000,000 shares of Preferred Stock, $0.001 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue all of said shares in one or more series by means of resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

C. The Board of Directors of the Company, pursuant to the authority expressly vested in it, has adopted a resolution (which resolution was duly adopted by all necessary action on the part of the Company) creating the Series C Convertible Preferred Stock as follows:

1. Designation and Amount. There shall be a series of Preferred Stock of the Company which shall be designated as "Series C Convertible Preferred Stock" (the "**Series C Preferred Stock**"), having a par value of $0.001 par share and a preference upon liquidation as specified in Section 4 below. The number of shares constituting the Series C Preferred Stock shall be 500,000 and such number of shares may be decreased by resolutions of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, convertible notes, options or warrants or upon conversion of outstanding securities issued by the Company. The Company may issue fractional shares of Series C Preferred Stock.

2. Dividends.

(a) Unless otherwise declared from time to time by the Board of Directors, out of funds legally available thereof, the holders of shares of the outstanding shares of Series C Preferred Stock shall not be entitled to receive dividends.

(b) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the date of issuance. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

(c) The Company shall not declare or pay any dividends in respect of any Junior Security or repurchase, redeem or acquire any shares of common stock of the

Company (the "**Common Stock**"), or any other classes of equity securities of the Company, including any warrants, options or rights to acquire any such equity securities (collectively, "**Junior Securities**"), or otherwise make a distribution or other payment in respect of any Junior Security, directly or indirectly, in cash, property, assets, rights, securities or other consideration unless, simultaneously with such declaration or payment, the Company shall pay to each holder of Series C Preferred Stock the sum of (i) all accrued but unpaid dividends on such holder's Series C Preferred Stock, and (ii) the amount that such holder of Series C Preferred Stock would be entitled to received if all shares of Series C Preferred Stock had been converted to Common Stock immediately prior to the record date for such payment, at the then current Conversion Rate (as defined in Section 3(a) below).

3. Conversion Rights. The holders of Series C Preferred Stock shall have the following conversion rights (collectively, the "**Conversion Rights**"):

(a) *Automatic Conversion.* Each issued and outstanding share of Series C Preferred Stock shall automatically convert upon the filing by the Company and clearing a 10b-17 with the NASD and implementing a one-for-ten reverse stock split, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Purchase Price (as adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Series C Preferred Stock) by the Conversion Rate. The "**Conversion Rate**" shall initially be equal to 1,218 shares of Common Stock for each share of Series C Preferred Stock. This initial Conversion Rate shall be subject to adjustment as hereinafter provided.

(b) *Stock Reclassifications; Stock Splits, Combinations and Dividends.* If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, stock split, stock dividend, or similar event, then and in each such event, the Conversion Rate shall be adjusted so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holder would have received had its shares of Series C Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

(c) *Capital Reorganization, Merger or Sale of Assets.* If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in Section 3(c) above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, or any transaction or series of related transactions in which more than ten percent (10%) of the outstanding voting securities of the Company (on an as converted basis) are sold or assigned (any of which events is herein referred to as a "**Reorganization**"), then as a part of such Reorganization, the Conversion Rate shall be adjusted so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock, the number of shares of stock or

other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series C Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series C Preferred Stock after the Reorganization, to the end that the provisions of this Section 3 (including adjustment of the number of shares issuable upon conversion of the Series C Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

(d) *Exercise of Conversion Rights.* From and after the date that the Amendment has been filed, and if for any reason the Series C Preferred Stock has not been automatically converted, the holders of Series C Preferred Stock may exercise their Conversion Rights by telecopying an executed and completed notice (a "**Notice of Conversion**") to the Company and delivering the original Notice of Conversion and the certificate representing the Series C Preferred Stock by express courier. Each business day on which a Notice of Conversion is telecopied to and received by the Company along with a copy of the originally executed Series C Preferred Stock certificates in accordance with the provisions hereof shall be deemed a "**Conversion Date**." For purposes hereof, the term "business day" refers the hours between 9:00 a.m. and 5:00 p.m. on any day on which banks are open for business in Dallas, Texas. Provided that the Company has received the original Notice of Conversion and Series C Preferred Stock certificate being so converted, the Company will transmit, or instruct its transfer agent to transmit, the certificates representing shares of Common Stock issuable upon conversion of any share of Series C Preferred Stock (together with the certificates representing the Series C Preferred Stock not so converted) to the holder thereof via express courier, by electronic transfer or otherwise, three business days after the receipt by the Company of the original Series C Preferred Stock Certificate representing the shares being converted. In addition to any other remedies which may be available to the holders of shares of Series C Preferred Stock, in the event that the Company fails to deliver, or has failed to contact its transfer agent to deliver, such shares of Common Stock within such three (3) business day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series C Preferred Stock certificates representing the portion of the Series C Preferred Stock converted shall be delivered to the following address:

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Telephone:____________________

Upon delivery of a Notice of Conversion in proper form, the Series C Preferred Stock covered by such Notice of Conversion shall be deemed to be converted for all purposes, without further action required on the part of the holder thereof or on the part of the Company.

(e) *Lost or Stolen Certificates.* Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series C Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon the cancellation of the Series C Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series C Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series C Preferred Stock if the holder contemporaneously requests the Company to convert such Series C Preferred Stock into Common Stock.

(f) *Fractional* Shares. The Company will not issue fractional shares of Common Stock upon the conversion of shares of Series C Preferred Stock. Rather, the Company will round the number of shares issuable upon conversion of the Series C Preferred Stock up to the nearest whole share.

(g) *Partial Conversion.* In the event some but not all of the shares of Series C Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or to the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series C Preferred Stock which were not converted.

(h) *Reservation of Common Stock.* The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient or as may be available to effect the conversion of all outstanding shares of the Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series C Preferred Stock, the Company shall use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4. Liquidation, Dissolution or Winding Up.

(a) 1Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received per share, an amount equal to the greater of (i) the Purchase Price, plus the amount of all declared but unpaid dividends an distributions thereon, if any (the "**Series C Liquidation Preference**") and (ii) the per share consideration then payable to holders of the Common Stock upon such liquidation, whether or not the holders of the Series C Preferred Stock shall have converted their shares.

(b) 2In the event there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference plus accrued but unpaid dividends, then all of the assets available for distribution shall be distributed ratably to the holders of Series C Preferred Stock in proportion to the amount that would be paid to such holders if such assets were sufficient to permit payment in full.

(c) 3For purposes of this Section 4, a liquidation, dissolution or winding up of this Company shall be deemed to be occasioned by, or to include (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation, issuance of new securities or transfer of issued and outstanding securities) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or (b) a sale or other disposition of all or substantially all of the assets of the Company, unless, in any event, within 30 days after delivery of written notice of any such transaction by the Company to the holders of the Series C Preferred Stock, the holders of at least a majority of the shares of the Series C Preferred Stock then outstanding provide the Company with written notice that such transaction shall not be deemed a liquidation, dissolution or winding up of the Company for purposes of this Section 4. The Company shall give each holder of the Series C Preferred Stock written notice of any transaction referenced in subclauses (a) and (b) of this Section 4(c) no less than 30 days prior to the occurrence thereof.

5. Voting Rights. Except as expressly provided otherwise herein, or as required by law, the holders of shares of Series C Preferred Stock shall vote together as a single class with the holders of the Common Stock, on an as-converted basis.

6. No Reissuance of Series C Preferred Stock. Any share or shares of Series C Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be cancelled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be reissuable by the Company as Series C Preferred Stock.

7. Notices of Record Date. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, and in each such event the Company shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right; and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective; and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

8. Ranking. The Series C Preferred Stock shall rank senior as to dividends and redemption, and upon liquidation, dissolution or winding up to all other shares of common or preferred stock issued by the Company whether previously or subsequently issued.

9. Transfer and Exchange. Upon surrender of any shares of Series C Preferred Stock at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Series C Preferred Stock or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Series C Preferred Stock or part thereof), the Company shall execute and deliver, at the Company's expense, one or more new shares of Series C Preferred Stock (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Series C Preferred Stock. Each such new share of Series C Preferred Stock shall be payable to such Person as such Holder may request and shall be substantially in the form specified herein.

10. Amendment

This Certificate of Designation constitutes an agreement between the Company and the holders of the Series C Preferred Stock. It may be amended by vote of the Board of Directors of the Company and the holders of a majority of the outstanding shares of Series C Preferred Stock; and furtherMORE

RESOLVED, that the officers of the Company be, and each hereby is, authorized, empowered and directed to file in the name and on behalf, of the Company, a "Certificate of Designation, Rights Priveleges an Preferences" relating to such Series C Preferred Stock or such similar document as may be required by the Nevada General Corporation Law, with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the Company has ensured this Certificate to be executed by its President this day, July 8th, 2009,

CHINA CHANGJIANG MINING AND NEW ENERGY CO., LTD.

By: ______________________